As filed with the Securities and Exchange Commission on February 10, 2006
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_________________

Gryphon Gold Corporation
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	92-0185596 (I.R.S. Employer Identification No.)

390 UNION BLVD, SUITE 360
LAKEWOOD, CO 80228
(Address, including zip code,
of registrant’s principal executive offices )

Gryphon Gold Corporation 2004 Stock Incentive Plan
(Full title of the plan)

_________________

Paracorp Incorporated
318 N. Carson Street #208
Carson City, Nevada 89701
(775) 883-0104
(Name, address and telephone number,
including area code, of agent for service of process)

_________________

Copy to:

Kenneth Sam, Esq.
Dorsey & Whitney LLP
Republic Plaza Building, Suite 4700
370 Seventeenth Street
Denver, CO 80202-5647
(303) 629-3445

_________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee

Common Shares, par value	2,300,000 shares issuable	US$ 0.75	(2)	US$ 1,725,000	US$ 184.58
$0.001 per share	pursuant to options
outstanding under the Plan

Common Shares, par value	215,000 shares issuable	US$ 0.74	(2) (3)	US$ 159,100	US$ 17.02
$0.001 per share	pursuant to options
outstanding under the Plan

Common Shares, par value	90,000 shares issuable	US$ 1.00	(2) (4)	US$ 90,000	US$ 9.63
$0.001 per share	pursuant to options
outstanding under the Plan

Common Shares, par value	395,000 shares issuable	US$ 1.19	(5)	US$ 470,050	US$ 50.30
$0.001 per share	pursuant to options
available for issuance
under the Plan

Total	3,000,000 shares			US$ 2,444,150	US$ 261.53

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the provisions of the Plan.

(2)	Based on the average exercise price of options granted under the Plan outstanding as of the date of the filing of this registration statement.
(3)

The proposed maximum offering price per share was calculated by converting the option exercise price of Cdn$0.85 into US dollars according to the noon buying rate on February 6, 2006 in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (US $1.00 = Cdn $1.1455).

(4)

The proposed maximum offering price per share was calculated by converting the option exercise price of Cdn$1.15 into US dollars according to the noon buying rate on February 6, 2006 in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (US $1.00 = Cdn $1.1455).

(5)

The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant’s Common Shares on February 6, 2006, as quoted on the Toronto Stock Exchange, which was Cdn$1.36 per share. Such amount was converted into US dollars according to the noon buying rate on February 6, 2006 in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (US $1.00 = Cdn $1.1455).

This registration statement on Form S-8 registers common shares, without par value, (“Common Shares”) of Gryphon Gold Corporation (the “Registrant”) to be issued pursuant to the exercise of options or rights granted under the Registrant’s 2004 Stock Incentive Plan.

PART II.   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

    (a)        The Registrant’s latest prospectus filed pursuant to Rule 424(b) under the Act on December 13, 2005.

    (b)        The Registrant’s current reports on Form 8-K filed on December 22, 2005, January 5, 2006 and February 3, 2006.

    (c)        The description of the Registrant’s Common Shares contained in Description of Securities section of the Registrant’s registration statement on Form SB-2 filed on December 1, 2005.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

Not Applicable

Item 5.   Interests of Named Experts and Counsel.

None.

Item 6.   Indemnification of Directors and Officers.

The Company’s Bylaws and Articles of Incorporation (the “Certificate of Incorporation”) provide that we shall, to the full extent permitted by the Nevada General Business Corporation Act, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Certificate of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

Not Applicable

Item 8.   Exhibits.

Exhibit Number	Description

4.1	Gryphon Gold Corporation 2004 Stock Incentive Plan (Incorporated by reference to Exhibit 10.16 of the Registrant's Form SB-2 filed on August 17, 2005)

5.1	Opinion of Woodburn and Wedge

23.1	Consent of Ernst & Young LLP

23.2	Consent of Woodburn and Wedge (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

Item 9.   Undertakings.

        (a)     The undersigned Registrant hereby undertakes:

                 (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                         (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2)     That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (h)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Vancouver, Province of British Columbia, on this 10th day of February, 2006.

GRYPHON GOLD CORPORATION By: /s/ Allen S. Gordon Allen S. Gordon Its: Chief Executive Officer, President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 10, 2006.

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Allen S. Gordon and Thomas Sitar, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of Common Shares of Gryphon Gold Corporation pursuant to Gryphon Gold Corporation 2004 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 10th day of February 2006.

Name	Title	Date

/s/ Allen S. Gordon Allen S. Gordon	Chief Director, President and Chief Executive Officer (Principal Executive Officer)	February 10, 2006

/s/ Albert J. Matter Albert J. Matter	Senior Executive Chairman and Chairman of the Board	February 10, 2006

Donald E. Ranta	Director	February 10, 2006

/s/ Christopher E. Herald Christopher E. Herald	Director	February 10, 2006

Richard E. Hughes	Director	February 10, 2006

/s/ Rohan Hazelton Rohan Hazelton	Director	February 10, 2006

/s/ Donald W. Gentry Donald W. Gentry	Director	February 10, 2006

/s/ Anthony (Tony) D.J. Ker Anthony (Tony) D.J. Ker	Director	February 10, 2006

/s/ Thomas Sitar Thomas Sitar	Chief Financial Officer (Principal Financial and Accounting Officer)	February 10, 2006

EXHIBIT INDEX

Exhibit Number	Description

4.1	Gryphon Gold Corporation 2004 Stock Incentive Plan (Incorporated by reference to Exhibit 10.16 of the Registrant's Form SB-2 filed on August 17, 2005)

5.1	Opinion of Woodburn and Wedge

23.1	Consent of Ernst & Young LLP

23.2	Consent of Woodburn and Wedge (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page to this Registration Statement)